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                                      CHASE MANHATTAN AUTO GRANTOR TRUST
                                                 SERIES 1996-B
                                        STATEMENT TO CERTIFICATEHOLDERS
====================================================================================================================================
PERIOD 29                                                                                                           PAGE # 1
DETERMINATION: 10-Feb-99                                                                                            Beginning 1/1/99
DISTRIBUTION: 16-Feb-99                                                                                             Ending 1/31/99
TIME: 3/10/99 16:44


                                                               CLASS A 6.61% ASSET BACKED CERTIFICATES
                                                               CLASS B 6.76% ASSET BACKED CERTIFICATES



                    ORIG PRINCIPAL        BEG PRINCIPAL        PRINCIPAL       INTEREST          TOTAL       END PRINCIPAL
      CLASS              BALANCE              BALANCE         DISTRIBUTION    DISTRIBUTION     DISTRIBUTION       BALANCE
------------------------------------------------------------------------------------------------------------------------------
       A             $1,478,422,107.71   $469,788,121.79   $26,451,520.26     $2,587,749.57   $29,039,269.83  $443,336,601.53
       B                $45,725,000.00    $14,529,721.75      $818,099.08        $81,850.77      $899,949.85   $13,711,622.67







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CERTIFICATE TOTALS   $1,524,147,107.71   $484,317,843.54   $27,269,619.34     $2,669,600.34   $29,939,219.68  $457,048,224.20
-------------------------------------------------------------------------------------------------------------------------------

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  FACTOR   INFORMATION   PER   $1,000


                            PRINCIPAL         INTEREST           END PRINCIPAL
     CLASS                 DISTRIBUTION      DISTRIBUTION           BALANCE
--------------------------------------------------------------------------------
      A                    17.89172397        1.75034556        299.87146378
--------------------------------------------------------------------------------
      B                    17.89172400        1.79006605        299.87146353
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Certificate Totals         17.89172397        1.75153719        299.87146378
--------------------------------------------------------------------------------






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                                                          CHASE MANHATTAN AUTO GRANTOR TRUST
                                                                    SERIES 1996-B
                                                           STATEMENT TO CERTIFICATEHOLDERS
====================================================================================================================================
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 PERIOD 29                                                                                                             PAGE     # 2
 DETERMINATION: 10-Feb-99                                                                                          Beginning 1/1/99
 DISTRIBUTION: 16-Feb-99                                                                                             Ending 1/31/99
 TIME: 3/10/99 16:44






                                                                                                                       per $1000
Section 5.8 (iii)                Servicing Fee                                                $403,598.20                 .26480265




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 Class     Principal       Interest         Total         Prin (per $1000/orig)   Int (per $1000/orig)       Total (per $1000/orig)
------------------------------------------------------------------------------------------------------------------------------------
   A    $26,451,520.26   $2,587,749.57   $29,039,269.83      17.89172397             1.75034556                   19.64206953
   B       $818,099.08      $81,850.77      $899,949.85      17.89172400             1.79006605                   19.68179005
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 Total  $27,269,619.34   $2,669,600.34   $29,939,219.68      17.89172397             1.75153719                   19.64326116
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Section 5.8 (v)                  Pool Balance at the end of the Collection Period                           $457,048,224.20


Section 5.8 (vi)                 Aggregate Net Losses for Collection Period                                     $371,040.86


Section 5.8 (vii)                Carryover Shortfall for Collection Period
                                                               Class A Interest                                         -
                                                               Class B Interest                                         -
                                                               Class A Principal                                        -
                                                               Class B Principal                                        -
                                                                 TOTAL                                                  -


Section 5.8 (viii)               Reserve Account Balance after Disbursement                                  $14,854,067.29



Section 5.8 (ix)                 Specified Reserve Account Balance                                           $14,854,067.29



Section 5.8 (x)                  Repurchase Amounts for Repurchased Receivables
                                                               Seller                                                 $0.00
                                                               Servicer                                         $245,413.52
                                                                 TOTAL                                          $245,413.52



Section 5.8 (xi)                 Advance Summary for Collection Period
                                               Unreimbursed Advances for Period                              $ 4,227,676.10
                                               Unreimbursed Advances for Previous Period                     $ 4,494,660.95
                                               Change from Previous Period                                    $ (266,984.85)

                                              Reimbursed Advance from Collections                               $859,135.32
                                              Reimbursed Advance from Liquidation Proceeds                       $16,554.99
                                              Reimbursed Advance from Reserve Account Withdrawals                       $ -






(C) COPYRIGHT 1998, CHASE MANHATTAN BANK
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